CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)
                                                           YEAR ENDED DECEMBER 31,                      THREE MONTHS ENDED
                                                                                                             MARCH 31,
EXCLUDING INTEREST ON DEPOSITS:              1996        1995        1994        1993        1992        1997        1996
                                            ------      ------      ------      ------      ------      ------      ------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                3,435       4,110       5,906       6,324       5,826         824         905
     INTEREST FACTOR IN RENT EXPENSE           150         140         143         147         162          40          37
                                            ------      ------      ------      ------      ------      ------      ------

        TOTAL FIXED CHARGES                  3,585       4,250       6,049       6,471       5,988         864         942
                                            ------      ------      ------      ------      ------      ------      ------

INCOME:
     NET INCOME                              3,788       3,464       3,422 (A)   1,919 (B)     722         995         914
     INCOME TAXES                            2,285       2,121       1,189         941         696         609         560
     FIXED CHARGES                           3,585       4,250       6,049       6,471       5,988         864         942
                                            ------      ------      ------      ------      ------      ------      ------

        TOTAL INCOME                         9,658       9,835      10,660       9,331       7,406       2,468       2,416
                                            ======      ======      ======      ======      ======      ======      ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS           2.69        2.31        1.76        1.44        1.24        2.86        2.56
                                            ======      ======      ======      ======      ======      ======      ======


INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                       12,409      13,012      14,902      16,121      16,327       3,224       3,091
     INTEREST FACTOR IN RENT EXPENSE           150         140         143         147         162          40          37
                                            ------      ------      ------      ------      ------      ------      ------

        TOTAL FIXED CHARGES                 12,559      13,152      15,045      16,268      16,489       3,264       3,128
                                            ------      ------      ------      ------      ------      ------      ------

INCOME:
     NET INCOME                              3,788       3,464       3,422 (A)   1,919 (B)     722         995         914
     INCOME TAXES                            2,285       2,121       1,189         941         696         609         560
     FIXED CHARGES                          12,559      13,152      15,045      16,268      16,489       3,264       3,128
                                            ------      ------      ------      ------      ------      ------      ------

        TOTAL INCOME                        18,632      18,737      19,656      19,128      17,907       4,868       4,602
                                            ======      ======      ======      ======      ======      ======      ======


RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS           1.48        1.42        1.31        1.18        1.09        1.49        1.47
                                            ======      ======      ======      ======      ======      ======      ======
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(A)   NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE
      CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING
      STANDARDS No. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT
      BENEFITS", OF $(56) MILLION.

(B)   NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE
      CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING
      STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300
      MILLION.